Exhibit 99.1

Company PR Contact:	Investor Relations Contact:
Kim K. Haneke	Lippert / Heilshorn & Associates
Axesstel, Inc.	Kirsten Chapman / David Barnard
(858) 875-7291	(415) 433-3777
khaneke@axesstel.com	David@lhai-sf.com

AXESSTEL APPOINTS OSMO A. HAUTANEN AND BRYAN B. MIN TO BOARD

- Names Scott Fox to Serve in Advisory Capacity -

SAN DIEGO – November 17, 2005 - Axesstel, Inc. (AMEX: AFT), a leader in the design and development of fixed wireless voice and broadband data products, today announced it has appointed Osmo A. Hautanen, 51, and Bryan B. Min, 41, to fill two vacancies on its board of directors. The board now has nine members. The board also selected Scott Fox, 49, to serve in an advisory capacity.

“I am delighted to welcome Osmo and Bryan to the board of Axesstel, as well as have Scott serving as an advisor,” stated Mike Kwon, chairman and chief executive officer of Axesstel. “Osmo and Scott are industry veterans, and Bryan is a strong community business leader, and we look forward to each bringing a wealth of knowledge and experience to our board.”

Kwon continued, “Osmo, a recognized leader in the technology, telecommunications and private equity communities, has driven Magnolia Broadband to the next level of commercialization of its unique handset technology. In 1998, Bryan founded Epsilon Systems, a technology based security and communications business serving the government sector, and he has guided Epsilon Systems’ growth to over 350 employees in twelve locations nationwide. Scott brings 25 years of industry experience including his two-year role as chairman of the global GSM Association, which is the world’s leading wireless-industry body. In 2006, Axesstel expects to continue its international expansion of its customer base and product lines, and we believe the additional guidance from these business, industry, and technology experts will help us achieve our goal of becoming the premier fixed wireless provider.”

Osmo A. Hautanen

Hautanen has served as chief executive officer of Magnolia Broadband, Inc., a fabless semiconductor-design company for the cellular communications industry, since 2004. From 2002 to 2003, he served as the CEO of Fenix LLC, the holding company for Union Pacific Corporation’s extensive portfolio of technology assets. From 2000 to 2001, Hautanen was president of Americas for Philips Consumer Communications group. Prior, he has also served as CEO of Formus Communications, an international wireless communications company. As an 18-year veteran of Nokia, he served in multiple roles: vice president of sales and marketing for North America, vice president and general manager of Latin America, as well as vice president and general manager of Personal Communications Services, which led Nokia’s dominance in the North American handset market. He is currently a member of the board of directors of Datrek Miller International, Inc., a supplier of products and services to the golf industry. Hautanen holds a Bachelor of Science in Control Engineering from Technical College of Varkaus (Finland), as well as a MBA in international business from Georgia State University. He is fluent in Finnish, German and English.

Bryan B. Min

Since founding Epsilon Systems Solutions, Inc. in 1998, Min, has served as president and chief executive officer. Under Min’s leadership, Epsilon has become one of the premier companies providing technology based and communications (C4ISR) solutions to the federal government. From 1993 through 1996, he served as director of West Coast Operations for Earl Industries, a unit of Digital Systems International Corporation (DSIC), and as Operations Manager for DSIC. Min, a certified nuclear engineer, served active duty in the U.S. nuclear submarine force from 1986 to 1992 and continues to serve the U.S. as a naval reserve officer. He is on the Board of Councilors for the School of Engineering for the University of Southern California and is a board member for the San Diego County’s Greater Regional Chamber of Commerce. Also, Min founded and serves as the chairman of ESSential Foundation, a non-profit organization, which was established to fund educational programs for schools and provide economic assistance to needy families. Min holds a Bachelor of Science from the University of

Southern California and a Master of Science from Virginia Polytechnic and State University. Additionally, he is a graduate of the Owner/President’s Management Program at Harvard Business School and has completed business executive courses at the Wharton School of Business and the Defense Systems Management College.

Scott Fox

Since 2004, Fox has served as chairman and chief executive officer of Global View Partners, Inc., a privately-held mergers and acquisitions, investment, and strategic consulting company, which specializes in the global wireless and venture capital industries. In 2002, Fox co-founded Digital Orchid, Inc., a U.S.-based innovator in the development, management and distribution of exclusive branded wireless content and applications in the areas of entertainment, sports and gaming. From 2000 to 2002, Fox was chairman of the GSM Association, which is the world’s leading wireless-industry body consisting of 680 second and third generation mobile operators and more than 160 key manufacturers and suppliers. The Association’s members currently provide mobile services to more than 1.5 billion customers across more than 210 countries and territories around the world. From 1999 to 2002, Fox was Group President - Wireless Facilities, Inc. a global leader in wireless telecommunications design, deployment and outsourcing. Prior, Fox spent five years as vice president strategy and chief technology officer for BellSouth (predecessor to Cingular Wireless). Fox has held a variety of additional executive positions including executive chairman of Roamware, vice president of MCI Corp and executive roles at MobilMedia, McCaw Cellular, Metromedia Co., Lin Broadcasting and Southwestern Bell (SBC). Fox holds a Bachelor of Science in Electrical Engineering from the University of Florida and has completed executive business and strategy courses at the Wharton School of Business.

About Axesstel, Inc.

Axesstel (AMEX: AFT) is a leader in the design and development of fixed wireless voice and broadband data products. Axesstel’s product portfolio includes fixed wireless desktop phones, payphones, voice/data terminals and broadband modems for access to voice calling and high-speed data services. Axesstel delivers innovative fixed wireless solutions, based on Global System for Mobile communications (GSM) and 3G Code Division Multiple Access (CDMA) technology, to leading telecommunications operators and distributors worldwide. Axesstel is headquartered in San Diego, California and has a research and development center and manufacturing facilities in Seoul, South Korea. For more information on Axesstel, visit www.axesstel.com.

© 2005 Axesstel, Inc. All rights reserved. The Axesstel logo is a trademark of Axesstel, Inc.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements regarding expected customer growth and product development, which may affect future results and future viability. Axesstel wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties and a number of important factors. Those factors include, but are not limited to, the risk of delays in the adoption of new technologies in developing markets or in new product introductions; the lack of continued acceptance or growth of CDMA technology in target markets; the possibility that networks that can support our CDMA EV-DO and EV-DV broadband modems will not be widely deployed; competition for contracts with our large telecommunication carrier customers; the risks of dependence on a limited number of those customers; the requirement for end users to accept our products and technologies; our dependence on limited or sole source suppliers; the possibility of unforeseen manufacturing difficulties including those associated with Axesstel manufacturing its own products; the risk that outsourced manufacturing to China will not provide cost reductions, improve efficiencies, or expedite product introductions; and other risk factors and information contained in Axesstel’s filings with the Securities and Exchange Commission, such as the rapidly changing nature of technology, evolving industry standards, and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Axesstel’s products; Axesstel’s need to gain market acceptance for its products; Axesstel’s need to attract and retain skilled personnel; potential intellectual property-related litigation, and Axesstel’s primary dependence on one large customer. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axesstel undertakes no obligation to revise or update this press release to reflect events or circumstances occurring after this press release.

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